UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2018

VALUESETTERS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue

Boston, MA 02111

 (Address of principal executive offices)

(781) 925-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2018, Kathy Kraysler, 48, accepted the position of Chief Marketing Officer of ValueSetters, Inc. (the “Company”). The board of directors of the Company granted Ms. Kraysler 5,000,000 shares of restricted common stock of the Company. The stock vests on a quarterly basis over a four-year period. Ms. Kraysler also receives cash compensation of $10,000 a month.

Ms. Kraysler is the sister of Coreen Kraysler, the Company’s Chief Financial Officer. There are no other family relationships with any officers or directors of the Company.

For the past five years, Ms. Kraysler has had the following principal occupations and employment:

Director of Marketing Operations and Director of Demand Generation, NewStore, Inc., Boston MA, February 2016 – May 2018.

Senior Digital Marketing Manager, TandemSeven, Boston, MA, March 2015 – August 2015.

Research and Analytics Manager, PayPal, Boston, MA, February 2013 – February 2015.

Ms. Kraysler has not held any directorships for the past five years.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number Documents

99.1 Press release of ValueSetters, Inc. dated May 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS, INC.

Date May 16, 2018	By:	/s/ Cecilia Lenk
Cecilia Lenk
Title: Chief Executive Officer